Calculation of Filing Fee Tables
S-8
Equinox Gold Corp.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Shares, no par value, issuable pursuant to options granted under the Orla Mining Ltd. Stock Option Plan	Other	1,995,044	$ 9.01	$ 17,975,346.44	0.0001381	$ 2,482.40
Total Offering Amounts:						$ 17,975,346.44		$ 2,482.40
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 2,482.40
Offering Note
[1]	(a) Represents Common Shares, no par value (the "Common Shares"), of Equinox Gold Corp. (the "Registrant") issuable pursuant to options under the Orla Mining Ltd. Stock Option Plan registered herein. (b) The Proposed Maximum Offering Price Per Unit was estimated for the purpose of calculating the registration fee in accordance with Rules 457(c) and 457(h) under the Securities Act, based on the average of the high and low prices of the Common Shares reported on the NYSE American on August 3, 2026, which was $9.01 per share. (c) Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement (the "Registration Statement") also covers an indeterminate number of additional Common Shares of the Registrant that may be offered or issued by reason of certain corporate transactions or events, including any stock dividend, stock split or any other similar transaction effected which results in an increase in the number of Common Shares.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources